UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 29, 2019

INVESTVIEW, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27019	87-0369205
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

234 Industrial Way West, Ste. A202
Eatontown, New Jersey	07724
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	732-889-4300

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	INVU	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Explanatory Note: this 8K/A is being filed to correct the Material Agreement summary in Item 1.01 to restate the number of shares that immediately vest as initial compensation to 20,000,000 shares from the 65,000,000 shares that was in stated in error in the previous 8K filing yesterday, December 4th, 2019.

Item 1.01	Entry Into A Material Definitive Agreement
Item 3.02	Unregistered Sales of Equity Securities
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer; Compensatory of Certain Officers.

ITEM 1.01: ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 29, 2019 an Employment Agreement was entered between the newly appointed Chief Executive Officer, Joseph Cammarata and Investview, Inc. that became effective on December 1, 2019. The contract is for a term of five years and provides a salary compensation of $1 per year, 20,000,000 shares to be issued that will vest immediately, and additional equity awards of up to 250,000,000 shares in four equal increments of 62,500,000 shares each with the first increment to be earned upon the successful capital raise of $5 Million and the balance based on earnings milestones for the “APEX Pack” product line. Additional cash compensation will be provided based on personal sales of the APEX Pack products

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01 above. These securities were issued as Executive Compensation in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving any public offering. No advertising or general solicitation was employed in offering the securities to Joseph Cammarata. No underwriter participated in the offer and sale of these securities, and no commission or other remuneration was paid or given directly or indirectly in connection therewith.

ITEM 5.02—DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

See Items 1.01 and 3.02 above. On November 29, 2019 a Board of Directors meeting was held in which Mr. Joseph Cammarata was appointed as the Chief Executive Officer replacing Ms. Annette Raynor who voluntarily resigned as Chief Executive Officer to resume her duties as Chief Operations Officer. In addition three new nominees were nominated and subsequently elected by a unanimous vote, to the Board of Directors of Investview, Inc.

The newly elected Directors are Joseph Cammarata, Jeremy Roma, and Mario Romano.

Joseph Cammarata, age 45, Joe began his career in the financial industry over 25 years ago at Datech where he pioneered NASDAQ market orders and the “first off”-exchange electronic trading system. While at Datek he developed an internal cross that would eventually become the Island ECN. He then started and orchestrated the growth of Datek Online - which was later sold to Ameritrade. As co-founder and CEO of Sonic Trading he architected the first ECN aggregator and Smart Routing system that would serve as its core product. Recognized for its innovative query handling, superior market data processing, and all-around reliability, the Sonic system served more than twenty-four Institutional clients and Broker/Dealers before being acquired in 2004 by the Bank of New York. After the acquisition, he served as Managing Director for BNY Brokerage and its spin-off BNY ConvergEx as the head of Electronic Trading and Strategic Planning and Development. In 2010 he started SpeedRoute LLC and Pro Securities ATS LLC. As President and CEO he has launched a broker-dealer routing system, SpeedRoute and an ATS, Pro Securities. SpeedRoute is currently routing for some of the largest Banks, Broker Dealers and Stock Exchanges in the United States, currently averaging 2% of the US Exchange volumes and has plans for continued growth across a robust product suite. Speedroute and its affiliates were acquired by OverStock.com in September of 2015 to help drive OverStock.com’s financial technology businesses, leading the push into Crypto Securities and Blockchain settlement systems. Mr. Cammarata served as President of tZERO a Subsidiary of Overstock.com from January 2016 to May of 2018 and remains a director of tZERO. He was founder and CEO of SpeedRoute, LLC from November 2010 to April 2018.

Jeremy Roma, age 44, founder of Life Tech Ecosystems in 2017 and also the founder of Apex Technology Assets which has provided the inspiration and product concept behind Investview’s new APEX product line. He now serves as President of SAFETEK, LLC a wholly owned subsidiary of Investview.

Mario Romano, age 55, was elected as a Director of the Corporation and serves as director of finance of Investview, Inc as well. He co-founded Wealth Generators in 2013 (now part of Investview) and continues as director of finance for Investview. He received his Bachelors in Business/Finance from St John’s University of New York. He began his career in finance with a select group of Wall Street Institutions including Lehman Brothers during the period from the late 1980’s through early 2000. He continues his key management role as Director of Finance for Investview.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The following is filed as an exhibit to this report:

Exhibit Number*	Title of Document	Location
Item 10	Miscellaneous
10.54	Employment Agreement between Joseph Cammarata and Investview, Inc. effective December 1, 2019	Attached

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INVESTVIEW, INC.

By	/s/ Annette Raynor
Name:	Annette Raynor
Title:	Chief Operations Officer

Date: December 5th, 2019

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